EXHIBIT 99.1
PROLOGIS REPORTS STRONG GROWTH IN FFO AND EARNINGS PER SHARE
FOR 2005
Strong Results Driven by Continued Improvement in Operating Property Performance and
Increases in Development and Property Fund Income
Denver, Colo. — February 16, 2006 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported adjusted funds from operations as defined by ProLogis (FFO) for the year ended December 31, 2005 of $2.71 per diluted share, up 11.5% from $2.43 in 2004. For 2005, FFO per share excludes $0.20 in relocation and merger integration expenses and cumulative translation losses and impairment charges related to the sale of ProLogis’ temperature-controlled business. For 2004, FFO per share excludes $0.32 per share in charges related to redemption of preferred shares, relocation expenses and the temperature-controlled related charges noted above. For the year, net earnings were $370.7 million, or $1.76 per diluted share, up from $202.8 million, or $1.08 in the comparable period in 2004 .
For the fourth quarter ended December 31, 2005, FFO was $0.58 per diluted share, a 3.6% increase over $0.56 per share in the fourth quarter of 2004. Fourth quarter 2005 FFO excludes a $0.01 per share charge related to merger integration expenses, while FFO for the same period in 2004 excludes $0.28 per share in relocation expenses and impairment charges related to the sale of ProLogis’ temperature-controlled business . For the fourth quarter of 2005, net earnings were $109.1 million, or $0.43 per diluted share, compared with $262,000, or less than $0.01 per share, in the fourth quarter of 2004.
In addition, on February 14, ProLogis announced that it increased the range for 2006 FFO by $0.05 per share, resulting in a new range of $2.95 to $3.15 per share, prior to charges of $0.01 to $0.03 per share for the remaining costs associated with the Catellus merger and the move of the company’s Denver headquarters. The increase relates to the continued strength of ProLogis’ business as well as the company’s expectation that value created through certain strategic initiatives will be recognized in 2006. The range established for earnings per share for 2006 is $1.85 to $2.25 per share, prior to the charges identified above.
“Our strong financial performance in 2005 reflects the significant improvement in global demand for distribution space,” said Jeffrey H. Schwartz, chief executive officer. “This customer-driven demand supported further increases in overall occupancies, record leasing activity and positive net absorption across virtually all of the markets in which ProLogis operates worldwide. In addition to substantial improvement in our property operations, we also achieved solid growth in income from our development business and income and fees from our property funds.”
Continued Improvement in Operating Property Performance
Leasing in the company’s stabilized properties increased from 92.3% a year ago to 94.5% at year end, the highest level since the second quarter of 2001. Same-store net operating income for the quarter increased 0.52% and was up 1.46% for the year. ProLogis also reported record global leasing activity, including new leases and renewals, of approximately 95 million square feet for the year, up 44% from last year’s leasing activity of 66 million square feet.
“We track the top 30 North American logistics markets very closely and continue to see increases in overall occupancies, which rose by an average of 29 basis points for the quarter and 122 basis points for the year,” Mr. Schwartz said. “Importantly, this improvement occurred during a time when approximately 100 million square feet of new distribution space was added to the overall supply in these key markets. This positive absorption of space has led to firming of rental rates overall and rate increases in a greater number of North American markets.

“In Europe, we continue to experience a steady pace of leasing in our new facilities and achieved record leasing activity in the UK, Poland and Germany during the year. In Japan, we also had a very successful year with several major build-to-suit agreements and strong leasing in our major, multi-customer inventory developments. Additionally, in China, our properties completed during 2005 are already 70% leased at year end.”
Strong Development Activity Supports Record CDFS Pipeline and Gains
The company achieved 11.3% growth from Corporate Distribution Facilities Services (CDFS) disposition activity over 2004. Development starts, including those in CDFS joint ventures, reached a record $2.15 billion, in line with the company’s guidance. The 25 million square feet of distribution space completed during 2005 was approximately 65% leased at year end. In addition, we ended the year with a record development pipeline of $3.3 billion of completed developments, repositioned acquisitions and properties under development.
“By any measure, we had a terrific year in our CDFS business,” said Walter C. Rakowich, president and chief operating officer. “During the year, we signed nearly 17.5 million square feet of new CDFS leases — over 49% of that amount with repeat customers. Included in this activity were agreements with Coca-Cola in Tampa, Geodis in Germany, adidas in China and Estee Lauder in Japan. To support continued strong global demand, we began new inventory development during the quarter in Reynosa, Mexico; Warsaw, Poland; the Midlands, UK; Shanghai and Beijing, China; and Osaka, Japan. These new developments have already attracted significant customer interest and lay the groundwork for future growth in CDFS income and property fund contributions.”
New Capital Supports Future Growth in Property Fund Business
Assets owned and under management in ProLogis property funds grew to nearly $10 billion at year end, leading to an increase of 19.6% in ProLogis’ share of FFO from funds and a 31.8% increase in management fees.
“ProLogis continues to enjoy exceptional access to the private capital markets. In August, we formed Japan Properties Fund II, which has total capacity of approximately $3 billion. We also recently announced the formation of a new North American Industrial Fund with total capacity of approximately $4 billion. This open-end, infinite life fund is our largest-ever private capital raise and demonstrates the continued institutional appetite for class-A industrial real estate,” Mr. Schwartz concluded.
Selected Financial and Operating Information
•	Achieved FFO from CDFS dispositions for the year of $233.3 million, up 11.3% from $209.7 million in 2004. For the quarter, FFO from CDFS dispositions was $33.8 million, compared with $44.0 million in the fourth quarter of 2004. FFO amounts do not include net unrecognized deferred gains of $49.8 million for the year and $7.8 million for the quarter. Full-year post-deferral, post-tax CDFS margins were 22.4%, driven largely by strong returns in Japan.
•	Increased average same-store occupancies for 2005 by 2.22%, while same-store net operating income increased 1.46% over 2004 (a 2.08% increase when straight-lined rents are excluded). For the quarter, average same-store occupancies increased by 2.35%, while same-store net operating income increased 0.52% over the fourth quarter of 2004 (a 0.89% increase when straight-lined rents are excluded).
•	Recycled $1.29 billion of capital through CDFS dispositions and contributions during the year and $249.4 million for the quarter.

•	Started new developments, including those within CDFS joint ventures, with a total expected investment of $2.15 billion for the full year and $364.7 million for the quarter .
•	Increased ProLogis’ share of FFO from property funds to $96.3 million in 2005, from $80.5 million in 2004. For the quarter, ProLogis’ share of FFO from property funds was $26.7 million, compared with $23.7 million in the fourth quarter of 2004.
•	Grew annual fee income from property funds to $66.9 million in 2005 from $50.8 million in 2004. For the quarter, fee income rose to $16.6 million, up from $14.7 million in 2004.
•	Closed a $2.6 billion global senior credit facility in October that replaced the company’s existing lines of credit. Funds may be drawn in US dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar.
Copies of ProLogis’ fourth quarter and year-end 2005 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, February 16, 2006. A replay of the webcast will be available on the company’s website until March 2, 2006.
ProLogis is a leading provider of distribution facilities and services with 377.2 million square feet (35.0 million square meters) in 2,340 properties owned, managed and under development in 77 markets in North America, Europe and Asia as of December 31, 2005. We continue to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. We expect to achieve this through the ProLogis Operating System® and our commitment to provide exceptional facilities and services to meet our customers’ expansion and reconfiguration needs.
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K/A #1 for the year ended December 31, 2004.
###

Investor Relations	Media	Financial Media

Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212.329.1420
sdawson@lakpr.com

Fourth Quarter 2005
SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Selected Balance Sheet Information:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	7

Notes to Consolidated Financial Statements	8 - 8c

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 - 9a

Property Funds — EBITDA, FFO and Net Earnings	10 - 10a

Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations/Top 25 Customers	13 - 13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005 (1)	2004 (2)	% Change	2005 (1)	2004 (2)	% Change

Net earnings attributable to common shares (see pages 2 and 2a):
Net earnings attributable to common shares	$109,102	$262		$370,747	$202,813	82.8%
Net earnings per diluted common share	$0.43	$—		$1.76	$1.08	63.0%

FFO and FFO, as adjusted (see pages 3 and 4 and see definition of FFO on pages 3a and 3b):
FFO attributable to common shares	$142,868	$53,314	168.0%	$530,472	$400,403	32.5%
Add back:
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—		—	4,236
Merger integration expenses (4)	3,864	—		12,152	—
Relocation expenses (5)	402	3,949		4,451	6,794
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (6)	—	50,582		26,864	50,582

FFO attributable to common shares, as adjusted	$147,134	$107,845	36.4%	$573,939	$462,015	24.2%

FFO attributable to common shares per diluted share	$0.57	$0.28	103.6%	$2.51	$2.11	19.0%
Add back:
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—		—	0.02
Merger integration expenses (4)	0.01	—		0.05	—
Relocation expenses (5)	—	0.02		0.02	0.04
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (6)	—	0.26		0.13	0.26

FFO per diluted common share, as adjusted	$0.58	$0.56	3.6%	$2.71	$2.43	11.5%

EBITDA (see page 5):
EBITDA	$245,595	$181,708	35.2%	$889,059	$764,480	16.3%

Distributions:
Actual distributions per common share (7)	$0.370	$0.365	1.4%	$1.48	$1.46	1.4%

	December 31,	December 31,
	2005 (1)	2004 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$13,114,096	$7,097,799	84.8%

Total Book Assets:
Direct investment	$12,293,351	$6,663,435
Our share of total book assets of unconsolidated investees:
Property funds (see page 11)	2,204,910	2,139,015
CDFS joint ventures (8)	212,304	47,859
Other unconsolidated investees	156,581	28,351

	2,573,795	2,215,225

Totals	$14,867,146	$8,878,660	67.4%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see page 6)	$11,875,130	$6,333,731
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (weighted ownership interest of 22.1%) (see page 11)	9,915,115	9,415,037
Real estate assets owned by CDFS joint ventures, before depreciation (weighted ownership interest of 50%) (8)	440,463	74,243

Investment in other investees (8) (see page 7)	112,012	28,351

Net assets held for sale (6)	—	51,677

Totals	$22,342,720	$15,903,039	40.5%

The definition of FFO is on pages 3a and 3b and the definition of EBITDA is on page 5.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 1

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Revenues:
Rental income (9)(10)(11)	$219,867	$130,690	$635,186	$527,065
CDFS disposition proceeds (12)(13)(14)	184,347	376,933	1,140,457	1,288,665
Property management and other fees and incentives (see pages 10 and 10a)	16,608	14,728	66,934	50,778
Development management, interest and other income (12)	19,665	276	32,245	2,698

Total revenues	440,487	522,627	1,874,822	1,869,206

Expenses:
Rental expenses (9)(11)	63,742	34,577	176,119	136,642
Cost of CDFS dispositions (12)(13)(14)	154,827	334,566	917,782	1,111,698
General and administrative	35,221	22,444	107,164	84,861
Depreciation and amortization (11)	69,332	43,454	199,377	166,409
Merger integration expenses (4)	3,864	—	12,152	—
Relocation expenses (5)	402	3,949	4,451	6,794
Other expenses	2,321	1,846	8,633	5,519

Total expenses	329,709	440,836	1,425,678	1,511,923

Operating income	110,778	81,791	449,144	357,283

Other income (expense):
Earnings from unconsolidated property funds (see pages 10 and 10a)	11,086	12,369	46,078	42,899
Earnings (losses) from CDFS joint ventures and other unconsolidated investees (8)	5,753	203	6,421	(801)
Interest expense (11)(15)	(64,567)	(37,615)	(178,369)	(152,551)
Interest and other income	4,014	1,648	10,724	5,721

Total other income (expense)	(43,714)	(23,395)	(115,146)	(104,732)

Earnings before minority interest	67,064	58,396	333,998	252,551
Minority interest	(1,314)	(1,064)	(5,243)	(4,875)

Earnings before certain net gains	65,750	57,332	328,755	247,676
Gains recognized on dispositions of certain non-CDFS business assets and investment in property fund, net (16)	—	—	—	9,400
Foreign currency exchange gains, net (17)	7,656	4,804	15,979	14,686

Earnings before income taxes	73,406	62,136	344,734	271,762

Income taxes:
Current income tax expense	7,662	6,692	14,847	24,870
Deferred income tax expense	3,855	6,717	12,045	18,692

Total income taxes	11,517	13,409	26,892	43,562

Earnings from continuing operations	61,889	48,727	317,842	228,200
Discontinued operations:
Operating income attributable to disposed assets (11)	1,730	1,379	6,411	6,998
Losses related to temperature controlled distribution assets (6)	—	(47,512)	(25,150)	(36,671)
Gains recognized on dispositions, net (11):
Non-CDFS business assets	47,604	2,436	86,444	1,549
CDFS business assets	4,233	1,586	10,616	32,719

Total discontinued operations	53,567	(42,111)	78,321	4,595

Net earnings	115,456	6,616	396,163	232,795
Less preferred share dividends	6,354	6,354	25,416	25,746
Less excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236

Net earnings attributable to common shares	$109,102	$262	$370,747	$202,813

Footnote references are to pages 8 through 8c.
Supplemental Information Page 2

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Weighted average common shares outstanding — basic	243,601	184,533	203,337	182,226
Weighted average common shares outstanding — diluted	254,010	189,522	213,713	191,801

Net earnings per common share — basic:
Continuing operations	$0.23	$0.23	$1.44	$1.09
Discontinued operations	0.22	(0.23)	0.38	0.02

Net earnings attributable to common shares — basic	$0.45	$—	$1.82	$1.11

Net earnings per common share — diluted:
Continuing operations	$0.22	$0.22	$1.39	$1.06
Discontinued operations	0.21	(0.22)	0.37	0.02

Net earnings attributable to common shares — diluted	$0.43	$—	$1.76	$1.08

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Basic net earnings attributable to common shares	$109,102	$262	$370,747	$202,813
Minority interest (a)	1,314	—	5,243	4,875

Diluted net earnings attributable to common shares	$110,416	$262	$375,990	$207,688

Weighted average common shares outstanding — basic	243,601	184,533	203,337	182,226
Weighted average limited partnership units, as if converted (a)	5,539	—	5,540	5,035
Incremental weighted average effect of potentially dilutive instruments (b)	4,870	4,989	4,836	4,540

Weighted average common shares outstanding — diluted	254,010	189,522	213,713	191,801

Diluted net earnings per common share	$0.43	$—	$1.76	$1.08

(a)	Weighted average limited partnership units of 5,550 for the three months ended December 31, 2004 are not included in the calculation of diluted net earnings per common share as the effect, on an as if converted basis, is antidilutive.

(b)	On a weighted average basis, the total potentially dilutive instruments outstanding were 10,442 and 11,584 for the three months ended December 31, 2005 and 2004, respectively, and 10,783 and 11,356 for the twelve months ended December 31, 2005 and 2004, respectively. Of the potentially dilutive instruments, 179 and 6 for the three months ended December 31, 2005 and 2004, respectively, and 103 and 553 for the twelve months ended December 31, 2005 and 2004, respectively, were antidilutive.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 2a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Revenues:
Rental income (9)	$222,231	$135,010	$649,530	$546,948
CDFS disposition proceeds (12)(13)(14)	241,650	385,360	1,240,950	1,529,647
Property management and other fees and incentives (see pages 10 and 10a)	16,608	14,728	66,934	50,778
Development management, interest and other income (12)	19,665	276	32,245	2,698

Total revenues	500,154	535,374	1,989,659	2,130,071

Expenses:
Rental expenses (9)	64,133	35,927	179,815	142,393
Cost of CDFS dispositions (12)(13)(14)	207,897	341,407	1,007,659	1,319,961
General and administrative	35,221	22,444	107,164	84,861
Depreciation of non-real estate assets	2,047	2,104	7,153	8,065
Merger integration expenses (4)	3,864	—	12,152	—
Relocation expenses (5)	402	3,949	4,451	6,794
Other expenses	2,321	1,846	8,633	5,519

Total expenses	315,885	407,677	1,327,027	1,567,593

	184,269	127,697	662,632	562,478

Other income (expense):
FFO from unconsolidated property funds (see pages 10 and 10a)	26,710	23,654	96,261	80,504
FFO from CDFS joint ventures and other unconsolidated investees (8)	6,432	549	8,449	1,416
Interest expense (15)	(64,567)	(37,733)	(178,639)	(153,334)
Interest and other income	4,014	1,648	10,724	5,721
Gain recognized on disposition of investment in property fund, net (16)	—	—	—	3,164
Foreign currency exchange gains (losses), net (17)	1,340	(118)	1,914	(1,904)
Current income tax expense	(7,662)	(6,692)	(14,847)	(24,870)
Losses related to temperature controlled distribution assets (6)	—	(48,273)	(25,363)	(37,915)

Total other income (expense)	(33,733)	(66,965)	(101,501)	(127,218)

FFO	150,536	60,732	561,131	435,260

Less preferred share dividends	6,354	6,354	25,416	25,746
Less excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236
Less minority interest	1,314	1,064	5,243	4,875

FFO attributable to common shares	$142,868	$53,314	$530,472	$400,403

Weighted average common shares outstanding — basic	243,601	184,533	203,337	182,226
Weighted average common shares outstanding — diluted	254,010	195,072	213,713	191,801

FFO per common share:
Basic	$0.59	$0.29	$2.61	$2.20

Diluted	$0.57	$0.28	$2.51	$2.11

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 3

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Basic FFO attributable to common shares	$142,868	$53,314	$530,472	$400,403
Minority interest	1,314	1,064	5,243	4,875

Diluted FFO attributable to common shares	$144,182	$54,378	$535,715	$405,278

Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236
Merger integration expenses (4)	3,864	—	12,152	—
Relocation expenses (5)	402	3,949	4,451	6,794
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (6)	—	50,582	26,864	50,582

Diluted FFO attributable to common shares, as adjusted	$148,448	$108,909	$579,182	$466,890

Weighted average common shares outstanding — basic	243,601	184,533	203,337	182,226
Weighted average limited partnership units, as if converted	5,539	5,550	5,540	5,035
Incremental weighted average effect of potentially dilutive instruments	4,870	4,989	4,836	4,540

Weighted average common shares outstanding — diluted	254,010	195,072	213,713	191,801

Diluted FFO per common share	$0.57	$0.28	$2.51	$2.11

Diluted FFO per common share, as adjusted	$0.58	$0.56	$2.71	$2.43

See Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8c.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
     (a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds From Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
     (b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.
Supplemental Information Page 3a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our taxable subsidiaries;

(ii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iii)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(iv)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
—Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
—Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
—The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
—The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$109,102	$262	$370,747	$202,813
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	67,285	41,350	192,224	158,344
Adjustment to gains recognized on dispositions of certain non-CDFS business assets and investment in property fund, net (16)	—	—	—	(6,236)

Reconciling items attributable to discontinued operations (11):
Gains recognized on dispositions of non-CDFS business assets, net	(47,604)	(2,364)	(86,444)	(1,718)
Real estate related depreciation and amortization	243	1,473	3,967	6,351

Totals discontinued operations	(47,361)	(891)	(82,477)	4,633
Our share of reconciling items from unconsolidated investees (18):
Real estate related depreciation and amortization	17,819	13,239	57,766	42,635
Losses (gains) on dispositions of non-CDFS business assets, net	(309)	(48)	(1,114)	601
Other amortization items (19)	(1,073)	(1,062)	(5,134)	(3,498)

Totals unconsolidated investees	16,437	12,129	51,518	39,738

Totals NAREIT defined adjustments	36,361	52,588	161,265	196,479

Subtotals-NAREIT defined FFO	145,463	52,850	532,012	399,292

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net (17)	(6,316)	(4,922)	(14,065)	(16,590)
Deferred income tax expense	3,855	6,717	12,045	18,692
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (6)	—	(833)	(213)	(1,075)
Our share of reconciling items from unconsolidated investees (18):
Foreign currency exchange (gains) losses, net (17)	561	(311)	298	443
Deferred income tax expense (benefit)	(695)	(187)	395	(359)

Totals unconsolidated investees	(134)	(498)	693	84

Totals our defined adjustments	(2,595)	464	(1,540)	1,111

FFO attributable to common shares	$142,868	$53,314	$530,472	$400,403

See Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3 and the definition of FFO on pages 3a and 3b.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 4

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005 (1)	2004 (2)	2005 (1)	2004 (2)

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$109,102	$262	$370,747	$202,813
Add (deduct):
NAREIT defined adjustments to compute FFO	36,361	52,588	161,265	196,479
Our defined adjustments to compute FFO	(2,595)	464	(1,540)	1,111
Add:
Interest expense	64,567	37,615	178,369	152,551
Depreciation of non-real estate assets	2,239	3,022	8,187	9,911
Current income tax expense	7,662	6,692	14,847	24,870
Adjustments to CDFS gains for interest capitalized to disposed assets	4,250	6,522	32,735	36,928
Preferred share dividends	6,354	6,354	25,416	25,746
Excess of redemption values over carrying values of preferred shares redeemed (3)	—	—	—	4,236
Reconciling items attributable to discontinued operations	—	51,689	27,306	54,287
Share of reconciling items from unconsolidated investees (18)	17,655	16,500	71,727	55,548

EBITDA	$245,595	$181,708	$889,059	$764,480

See Consolidated Statements of Earnings on page 2 and the Reconciliations of Net Earnings to FFO on page 4.

Footnote references are to pages 8 through 8c.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
Our EBITDA measure does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.

EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2005 (1)	2004 (2)

Assets:
Investments in real estate assets:
Industrial operating properties	$8,730,906	$5,047,414
Retail and office operating properties	542,826	—
Land subject to ground leases and other	538,095	—
Properties under development (including cost of land)	884,345	575,703
Land held for development (see page 7)	1,045,042	596,001
Other investments (20)	133,916	114,613

	11,875,130	6,333,731
Less accumulated depreciation	1,118,547	989,221

Net investments in real estate assets	10,756,583	5,344,510

Investments in and advances to unconsolidated investees (see page 7):
Property funds (21)	755,320	839,675
CDFS joint ventures and other unconsolidated investees (8)	294,423	68,838

Total investments in and advances to unconsolidated investees	1,049,743	908,513

Cash and cash equivalents	191,716	236,529
Accounts and notes receivable	327,214	92,015
Other assets	788,840	401,564
Discontinued operations-assets held for sale (6)	—	114,668

Total assets	$13,114,096	$7,097,799

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 20)	$2,240,054	$960,002
Senior notes (see page 19)	2,759,675	1,962,316
Secured debt and assessment bonds (see page 19)	1,678,151	491,643
Accounts payable and accrued expenses	332,339	255,841
Other liabilities	557,210	196,240
Discontinued operations-assets held for sale (6)	—	62,991

Total liabilities	7,567,429	3,929,033

Minority interest	58,644	66,273

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,438	1,858
Additional paid-in capital	5,606,017	3,249,576
Accumulated other comprehensive income (22)	149,586	194,445
Distributions in excess of net earnings	(620,018)	(693,386)

Total shareholders’ equity	5,488,023	3,102,493

Total liabilities and shareholders’ equity	$13,114,096	$7,097,799

Footnote references are to pages 8 through 8c.
Supplemental Information Page 6

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Selected Balance Sheet Information

Investments in and Advances to Unconsolidated Investees
(in thousands)

	December 31,	December 31,
	2005 (1)	2004 (2)
Property funds (see page 11):
ProLogis European Properties Fund	$283,435	$321,548
ProLogis California LLC	115,743	117,579
ProLogis North American Properties Fund I	33,241	35,707
ProLogis North American Properties Fund II (B)	5,155	5,864
ProLogis North American Properties Fund III (B)	4,650	4,908
ProLogis North American Properties Fund IV (B)	2,605	3,022
ProLogis North American Properties Fund V	53,104	65,878
ProLogis North American Properties Funds VI-X	120,614	132,899
ProLogis North American Properties Fund XI	33,094	35,886
ProLogis North American Properties Fund XII (21)	—	41,401
ProLogis Japan Properties Fund I	103,679	74,983

Total investments in and advances to property funds	755,320	839,675

CDFS joint ventures (8)	182,411	40,487

Other unconsolidated investees (8)	112,012	28,351

Total investments in and advances to unconsolidated investees	$1,049,743	$908,513

Land Owned and Controlled
(dollars in thousands)

	As of December 31, 2005 (1)
	Acres	Investment
Direct investment:
Land owned:
North America	5,435	$584,570
Europe	1,074	364,412
Asia	59	96,060

Total land owned (see page 6)	6,568	$1,045,042

Land controlled (LOI/option):
North America	1,226
Europe	1,224
Asia	127

Total land controlled	2,577

Total Direct Investment	9,145

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	32

CDFS joint ventures (A):
North America (controlled)	293
Europe (19 acres owned and 365 acres controlled)	384
Asia (owned)	15

Total CDFS joint ventures	692

Total unconsolidated investees	724

Total land owned and controlled	9,869

COMMENT
(A)	Includes land for industrial development only.

(B)	On January 4, 2006, we purchased the remaining 80% interest in ProLogis North American Properties Funds II through IV.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 7

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	On September 15, 2005, we completed a merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition.

The purchase price was allocated as follows (in thousands):

Consideration:
Cash	$1,285,140
Stock	2,285,588
Transaction costs	37,358
Assumption of liabilities	1,729,214

Purchase price	5,337,300
Allocation to assets	(5,184,406)

Goodwill	$152,894

See comment (A) on page 16 for additional information on operating properties acquired.

The allocation of the purchase price is based upon estimates and assumptions. The current allocations are substantially complete, however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although future revisions should not have a significant impact on our financial position or results of operations. We financed the cash portion of this transaction primarily through borrowings on a $1.5 billion short-term bridge facility, on which $390 million was outstanding at December 31, 2005. The facility was paid down with proceeds from (a) the issuance of $900 million of senior notes in November; (b) borrowings on a global line of credit facility which closed in October; and (c) dispositions of certain real estate assets. See pages 19 and 20 for additional information on our outstanding debt.

(2)	Certain 2004 amounts included in this Supplemental Information package have been reclassified to conform to the 2005 presentation.

(3)	On December 11, 2003, we called for the redemption of all of the remaining 5,000,000 Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004 at a total redemption value of $125.3 million. During the first quarter of 2004, we recognized a charge of $4.2 million associated with the excess of the redemption value over the carrying value of our remaining Series D Preferred Shares.

(4)	Represents costs incurred related to the Catellus Merger. These costs include merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the Catellus Merger. We expect to incur integration costs through the first half of 2006.

(5)	We completed the relocation of our information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado in the first quarter of 2005. We moved our corporate headquarters, which is located in Denver, to a recently constructed building in January 2006. Relocation costs include (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel, moving and temporary facility costs; and (iii) accelerated depreciation associated with non-real estate assets whose useful life has been shortened due to the relocations.

(6)	In July 2005, we sold our temperature-controlled distribution operations in France. The associated assets and liabilities are shown as held for sale as of December 31, 2004 and the results of operations are included in discontinued operations for all periods presented in the consolidated financial statements. Due to the sale and liquidation of the business, we recognized impairment charges and cumulative translation losses aggregating $26.9 million in 2005 and $50.6 million in 2004. In connection with the sale, we received total proceeds of €30.8 million (the currency equivalent of $36.6 million as of the sale date) including a note receivable of €23.9 million (the currency equivalent of $28.6 million as of December 31, 2005). The note was paid in full in January 2006.
Supplemental Information Page 8

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(7)	The annual distribution rate for 2005 was $1.48 per common share. In December 2005, the Board of Trustees approved an increase in the annual distribution to $1.60 per common share. The amount of the common share distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(8)	We invest in joint ventures that perform CDFS business activities (see note 12), in China, Europe and North America. We have a weighted average ownership interest of 50% in the CDFS joint ventures. See pages 12 and 18a for additional information regarding the industrial operating properties owned by and the industrial development activities of the CDFS joint ventures. We refer to these investees as our CDFS industrial joint ventures. In connection with the Catellus Merger, we acquired interests in several entities that engage in land and commercial development activities. In this Supplemental Information package, we present these entities along with the CDFS industrial joint ventures as CDFS joint ventures. In addition, we have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, commercial and hotel properties.

(9)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include direct expenses associated with our management of the property funds’ operations. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

(10)	Rental income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Rental income	$172,246	$105,533	$502,058	$420,109
Rental expense recoveries	41,519	23,105	121,805	97,432
Straight-lined rents	6,102	2,052	11,323	9,524

	$219,867	$130,690	$635,186	$527,065

(11)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the year ended December 31, 2005, we disposed of 71 properties, eight of which were CDFS business assets.

The operations of the properties disposed of in 2005 for the three and twelve months ended December 31, 2005 and 2004 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings. In addition, the operations of the 20 properties disposed of during 2004 (ten of which were CDFS business assets) are presented as discontinued operations in our Consolidated Statements of Earnings for the three and twelve months ended December 31, 2004. Interest expense represents interest directly attributable to these properties due to secured debt. The operating amounts that are presented as discontinued operations (other than the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Rental income	$2,364	$4,320	$14,344	$19,883
Rental expenses	(391)	(1,350)	(3,696)	(5,751)
Depreciation and amortization	(243)	(1,473)	(3,967)	(6,351)
Interest expense	—	(118)	(270)	(783)

	$1,730	$1,379	$6,411	$6,998

For purposes of our Consolidated Statements of FFO, we do not segregate the operating results of the properties disposed of during the period as discontinued operations. In addition, we include the CDFS disposition proceeds and the costs of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations in our Consolidated Statements of Earnings.
Supplemental Information Page 8a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(12)	The corporate distribution facilities services and other real estate development business (“CDFS business”) segment primarily represents the development of industrial distribution properties, the acquisition and rehabilitation or acquisition and repositioning of industrial distribution properties and other land and commercial development activities. It is generally our intent to either contribute the properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties, interest income on notes receivable related to asset sales and gains or losses from the dispositions of land parcels that no longer fit into our development plans. Further, we have ownership interests in various unconsolidated joint ventures that engage in CDFS activities in China, Europe and the United States. See note 8. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(13)	When we contribute properties to a property fund in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is determined based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the property fund acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable property fund. We adjust our proportionate share of the earnings or losses that we recognize under the equity method from the property fund in later periods to reflect the property fund’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed real estate assets rather than on the property fund’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed to a property fund, the entire loss is recognized. See note 14 for the amount of cumulative gross proceeds that have not been recognized as of December 31, 2005.

Gross proceeds deferred related to contributions during the three months ended December 31, 2005 and 2004 were $10.7 million and $12.4 million, respectively, and during the twelve months ended December 31, 2005 and 2004 were $52.8 million and $43.4 million, respectively. See page 17. When a property that we originally contributed to a property fund is disposed of to a third party, we recognize the amount of the gain that we had previously deferred as a part of CDFS income during the period that the disposition occurs, in addition to our proportionate share of the gain or loss recognized by the property fund. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that previously deferred proceeds are recognized to coincide with our new ownership interest in the property fund. We recognized previously deferred proceeds of $3.0 million for both the three and twelve months ended December 31, 2005 and $4.1 million for the twelve months ended December 31, 2004.

(14)	As of December 31, 2005, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to property funds (before subsequent amortization) are presented below (in thousands). See note 13.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties Fund	$102,788	$9,338	$112,126
ProLogis California LLC	5,350	26,129	31,479
ProLogis North American Properties Fund I	8,278	862	9,140
ProLogis North American Properties Fund II	7,336	—	7,336
ProLogis North American Properties Fund III	5,651	337	5,988
ProLogis North American Properties Fund IV	3,805	810	4,615
ProLogis North American Properties Fund V	23,184	1,208	24,392
ProLogis North American Properties Funds VI-X	2,751	—	2,751
ProLogis Japan Properties Fund I	44,878	—	44,878

Totals	$204,021	$38,684	$242,705

Supplemental Information Page 8b

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(15)	The following table presents the components of interest expense as presented in the Consolidated Statements of Earnings (in thousands). The increase in capitalized interest is due to the significant increase in our development activities.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Gross interest expense	$88,494	$46,836	$240,733	$183,946
Discount (premium) recognized, net	(3,168)	(62)	(3,743)	252
Amortization of deferred loan costs	1,591	1,558	5,264	5,741

Interest expense before capitalization	86,917	48,332	242,254	189,939
Less: capitalized amounts	(22,350)	(10,717)	(63,885)	(37,388)

Net interest expense	$64,567	$37,615	$178,369	$152,551

(16)	In June 2004, we disposed of a portion of our ownership interest in ProLogis North American Properties Fund V. As provided in certain formation agreements, we exchanged a portion of our investment into shares of Macquarie ProLogis Trust, the listed property trust in Australia that has an 86.0% ownership interest in ProLogis North American Properties Fund V. Upon receipt of the shares, we immediately sold them in the public market. We recognized a net gain of $3.3 million in our Consolidated Statement of Earnings and a net gain of $3.2 million on this disposition in our calculations of FFO and EBITDA.

(17)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 4.

(18)	We report our investment in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 4.

(19)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See note 13.

(20)	Other investments primarily include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; (iv) costs incurred during the pre-construction phase related to future development projects; and (v) costs related to our corporate office buildings.

(21)	On September 30, 2005, we acquired the remaining 80% interest in ProLogis North American Properties Fund XII for approximately $235.0 million. This acquisition resulted in the addition of 12 buildings aggregating 3,363,810 square feet with an investment basis of $283.2 million, including our original 20% investment, to our direct owned portfolio.

(22)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. We also recognize our proportionate share of the accumulated other comprehensive income balances of our unconsolidated investees.
Supplemental Information Page 8c

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Fourth		ProLogis’
	Quarter 2005		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$170,885	X	100.0%	X 4	$683,540

Property funds — North America (B)	$94,560	X	24.4%	X 4	$92,291

Property funds — Asia (B)	$19,398	X	20.0%	X 4	$15,518

	Actual
	Fourth Quarter
	2005		Annualized Fees
Fee income (includes all property funds) (see page 10)	$16,608	X 4	$66,432

		Actual Twelve
	Actual	Months Ended
	Fourth Quarter	December 31,
	2005	2005
FFO from CDFS business:
Gains on dispositions of CDFS business assets, net	$33,753	$233,291
Development management fees, interest and other CDFS income	19,665	32,245

	53,418	265,536

Disposition proceeds not recognized in FFO, net of amounts recognized that have been previously deferred (see note 13)	7,751	49,808

	$61,169	$315,344

Balance Sheet Items

Balance at
December 31,
2005
Investment in ProLogis European Properties Fund (C)	$532,282

Investments in unconsolidated investees other than property funds (see page 7):
CDFS joint ventures	$182,411
Other unconsolidated investees	112,012

Total investments in unconsolidated investees other than property funds	$294,423

Investments in land and development projects:
Development projects in process (see pages 6 and 18)	$884,345
Land held for development (see pages 6 and 7)	1,045,042

Total investments in land and development projects	$1,929,387

Other assets:
Cash and cash equivalents	$191,716
Deposits, prepaid assets and other tangible assets (D)	454,991
Accounts and notes receivable	327,214
Our share of other tangible assets of property funds (E)	35,595

Total other assets	$1,009,516

Liabilities and preferred equity:
Total liabilities	$(7,567,429)
Our share of third party debt of property funds (see page 11) (E)	(732,471)
Our share of other third party liabilities of property funds (E)	(35,630)

Total liabilities	(8,335,530)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(8,685,530)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it will involve estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.
Supplemental Information Page 9

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider any incentive management fees that we can earn from property funds, the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties Fund, for the three months ended December 31, 2005 follows (amounts in thousands). Our investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Funds VI - X	Fund XI	Fund I

Calculation of pro forma NOI (a):
Rental income (see pages 2 and 10)	$219,867	$19,978	$10,397	$6,962	$6,052	$4,222	$37,328	$31,380	$5,567	$22,048
Straight-lined rents (b)	(6,102)	(12)	(67)	(127)	(23)	(101)	(890)	(539)	(259)	(260)
Net termination fees (c)	(413)	(47)	(31)	—	—	—	4	26	—	—

Adjusted rental income	213,352	19,919	10,299	6,835	6,029	4,121	36,442	30,867	5,308	21,788

Rental expenses (see pages 2 and 10)	(63,742)	(4,092)	(1,773)	(1,715)	(1,252)	(681)	(7,339)	(7,472)	(1,354)	(2,598)
Certain fees paid to ProLogis (d)	—	198	100	51	61	38	313	305	53	—

Adjusted rental expenses	(63,742)	(3,894)	(1,673)	(1,664)	(1,191)	(643)	(7,026)	(7,167)	(1,301)	(2,598)

Adjusted NOI	149,610	16,025	8,626	5,171	4,838	3,478	29,416	23,700	4,007	19,190
Other adjustments (e) (f)	21,275	—	—	—	—	—	(701)	—	—	208

Pro forma NOI	$170,885	$16,025	$8,626	$5,171	$4,838	$3,478	$28,715	$23,700	$4,007	$19,398

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at December 31, 2005.

(f)	For ProLogis North American Properties Fund V and ProLogis Japan Properties Fund I, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.
(C)	At December 31, 2005, the Net Asset Value of our investment in ProLogis European Properties Fund was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on December 31, 2005	36,129
Net Asset Value per unit at December 31, 2005 in euros (g)	12.12

Total Net Asset Value at December, 2005 in euros	437,883
Euro to U.S. dollar exchange rate at December 31, 2005	1.1797

Total Net Asset Value at December 31, 2005 in U.S. dollars	$516,571
Net amounts owed to ProLogis	15,711

$532,282

(g)	Based on an independent third party valuation as of December 31, 2005.
(D)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate — other investments.

(E)	Excludes ProLogis European Properties Fund. See comment C.
Supplemental Information Page 9a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis		Our
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		Share of the
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Property
	Fund	LLC	Fund I	Fund II (A)	Fund III (A)	Fund IV (A)	Fund V	Funds VI - X	Fund XI	Fund XII (B)	Fund I	Total	Funds

	For the Three Months Ended December 31, 2005
EBITDA, FFO and net earnings of each property fund:
Rental income	$89,083	$19,978	$10,397	$6,962	$6,052	$4,222	$37,328	$31,380	$5,567	$—	$22,048	$233,017	$52,662
Rental expenses:
Property management fees paid to us (C)	(699)	(703)	(312)	(196)	(206)	(114)	(1,115)	(1,029)	(206)	—	—	(4,580)	(1,106)
Other	(10,835)	(3,389)	(1,461)	(1,519)	(1,046)	(567)	(6,224)	(6,443)	(1,148)	—	(2,598)	(35,230)	(7,963)

Total rental expenses	(11,534)	(4,092)	(1,773)	(1,715)	(1,252)	(681)	(7,339)	(7,472)	(1,354)	—	(2,598)	(39,810)	(9,069)

Net operating income from properties	77,549	15,886	8,624	5,247	4,800	3,541	29,989	23,908	4,213	—	19,450	193,207	43,593

Other income (expense)	2,663	38	(14)	56	44	63	458	(41)	108	—	59	3,434	701
Asset management and other fees paid to us (C)	(7,174)	—	(186)	(294)	(262)	(181)	(83)	(929)	224	—	(1,282)	(10,167)	(2,154)

EBITDA of the property fund	73,038	15,924	8,424	5,009	4,582	3,423	30,364	22,938	4,545	—	18,227	186,474	42,140

Current income tax and other (expense) benefit	(2,010)	(5)	(15)	(1)	(3)	(3)	1,505	(11)	—	—	(54)	(597)	(269)
Gain on disposition of CDFS business assets	—	—	—	—	—	—	10,729	—	—	—	—	10,729	1,223
Third party interest expense	(27,727)	(5,655)	(4,619)	(2,838)	(2,702)	(1,765)	(11,245)	(12,611)	(841)	—	(3,557)	(73,560)	(16,760)

FFO of the property fund	43,301	10,264	3,790	2,170	1,877	1,655	31,353	10,316	3,704	—	14,616	123,046	26,334

Real estate related depreciation and amortization	(40,637)	(5,238)	(2,634)	(1,417)	(1,350)	(935)	(10,020)	(8,187)	(1,863)	—	(4,132)	(76,413)	(17,097)
Gains on other dispositions, net	1,107	150	—	—	—	—	—	—	—	—	—	1,257	309
Foreign currency exchange losses, net	(2,798)	—	—	—	—	—	—	—	—	—	—	(2,798)	(604)
Deferred income tax benefit	3,211	—	—	—	—	—	—	—	—	—	—	3,211	695

Net earnings of the property fund	$4,184	$5,176	$1,156	$753	$527	$720	$21,333	$2,129	$1,841	$—	$10,484	$48,303	$9,637

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the three-month period (D)	21.0%	50.0%	41.3%	20.0%	20.0%	20.0%	11.3%	20.0%	20.0%	—	20.0%	21.4%

Our share of the property fund’s EBITDA	15,492	7,962	3,480	1,002	916	685	3,462	4,587	909	—	3,645	42,140
Fees paid to us (E)	7,875	933	675	529	505	319	2,342	2,003	(18)	—	1,445	16,608
Other (F)	543	(113)	(33)	(7)	(8)	(5)	(59)	(9)	—	—	272	581

EBITDA recognized by us	$23,910	$8,782	$4,122	$1,524	$1,413	$999	$5,745	$6,581	$891	$—	$5,362	$59,329

Our share of the property fund’s FFO	9,197	5,132	1,565	434	375	331	3,574	2,063	740	—	2,923	26,334
Fees paid to us (E)	7,875	933	675	529	505	319	2,342	2,003	(18)	—	1,445	16,608
Other (F)	543	(63)	(33)	(6)	(7)	(4)	(277)	(49)	—	—	272	376

FFO recognized by us	$17,615	$6,002	$2,207	$957	$873	$646	$5,639	$4,017	$722	$—	$4,640	$43,318

Our share of the property fund’s net earnings	850	2,588	477	151	105	144	2,431	426	368	—	2,097	9,637
Fees paid to us (E)	7,875	933	675	529	505	319	2,342	2,003	(18)	—	1,445	16,608
Other (F)	750	212	50	35	32	26	(92)	(20)	—	—	456	1,449

Net earnings recognized by us	$9,475	$3,733	$1,202	$715	$642	$489	$4,681	$2,409	$350	$—	$3,998	$27,694

	For the Three Months Ended December 31, 2004
EBITDA recognized by us	$21,302	$8,662	$3,906	$1,810	$1,276	$1,002	$5,285	$5,594	$1,087	$1,106	$3,516	$54,546

FFO recognized by us	$15,210	$6,027	$1,998	$1,242	$736	$648	$3,824	$3,669	$957	$963	$3,108	$38,382

Net earnings recognized by us	$10,807	$3,941	$1,025	$1,011	$523	$501	$3,528	$1,927	$583	$554	$2,697	$27,097

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the remaining 80% interest in ProLogis North American Properties Funds II through IV.

(B)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the assets are now direct owned properties. See note 21.

(C)	These fees are paid to us on a current basis.

(D)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(E)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(F)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment E and note 13.
Supplemental Information Page 10

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis		Our
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan		Share of the
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties		Property
	Fund	LLC	Fund I	Fund II (A)	Fund III (A)	Fund IV (A)	Fund V	Funds VI — X	Fund XI	Fund XII (B)	Fund I	Total	Funds

	For the Twelve Months Ended December 31, 2005
EBITDA, FFO and net earnings of each property fund:
Rental income	$364,294	$80,271	$42,359	$27,470	$22,782	$16,809	$148,833	$119,820	$19,444	$16,519	$70,553	$929,154	$211,599
Rental expenses:
Property management fees paid to us (C)	(2,819)	(2,749)	(1,265)	(789)	(854)	(446)	(4,203)	(4,289)	(819)	(482)	—	(18,715)	(4,518)
Other	(49,197)	(12,404)	(7,046)	(5,587)	(4,291)	(2,584)	(23,851)	(25,149)	(4,312)	(3,127)	(8,894)	(146,442)	(33,197)

Total rental expenses	(52,016)	(15,153)	(8,311)	(6,376)	(5,145)	(3,030)	(28,054)	(29,438)	(5,131)	(3,609)	(8,894)	(165,157)	(37,715)

Net operating income from properties	312,278	65,118	34,048	21,094	17,637	13,779	120,779	90,382	14,313	12,910	61,659	763,997	173,884

Other income (expense)	(638)	85	(84)	37	(20)	10	579	(382)	89	1	(496)	(819)	(215)
Asset management and other fees paid to us (C)	(27,244)	(10)	(689)	(1,182)	(1,055)	(724)	(412)	(3,603)	(581)	(221)	(4,583)	(40,304)	(8,584)

EBITDA of the property fund	284,396	65,193	33,275	19,949	16,562	13,065	120,946	86,397	13,821	12,690	56,580	722,874	165,085

Current income tax and other (expense) benefit	(19,330)	(27)	(88)	(2)	(14)	(33)	435	(112)	—	—	(54)	(19,225)	(4,201)
Gain on disposition of CDFS business assets	—	—	—	—	—	—	10,729	—	—	—	—	10,729	1,223
Third party interest expense	(108,749)	(23,092)	(18,416)	(11,351)	(10,811)	(7,046)	(38,717)	(50,441)	(3,244)	(2,696)	(10,985)	(285,548)	(66,261)

FFO of the property fund	156,317	42,074	14,771	8,596	5,737	5,986	93,393	35,844	10,577	9,994	45,541	428,830	95,846

Real estate related depreciation and amortization	(104,777)	(20,230)	(10,320)	(5,567)	(5,232)	(3,607)	(34,575)	(34,855)	(7,283)	(6,270)	(12,655)	(245,371)	(55,938)
Gains on other dispositions, net	4,787	150	—	—	—	—	—	49	—	—	—	4,986	1,114
Foreign currency losses, net	(455)	—	—	—	—	—	—	—	—	—	—	(455)	(98)
Deferred income tax expense	(1,835)	—	—	—	—	—	—	—	—	—	—	(1,835)	(395)

Net earnings of the property fund	$54,037	$21,994	$4,451	$3,029	$505	$2,379	$58,818	$1,038	$3,294	$3,724	$32,886	$186,155	$40,529

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the twelve-month period (D)	21.5%	50.0%	41.3%	20.0%	20.0%	20.0%	11.4%	20.0%	20.0%	20.0%	20.0%	22.4%

Our share of the property fund’s EBITDA	61,145	32,597	13,743	3,990	3,312	2,613	13,788	17,279	2,764	2,538	11,316	165,085
Fees paid to us (E)	30,064	3,784	2,402	2,199	2,173	1,291	9,595	8,573	1,401	706	4,746	66,934
Other (F)	543	(448)	(118)	(23)	(26)	(18)	(140)	(30)	—	—	821	561

EBITDA recognized by us	$91,752	$35,933	$16,027	$6,166	$5,459	$3,886	$23,243	$25,822	$4,165	$3,244	$16,883	$232,580

Our share of the property fund’s FFO	33,608	21,037	6,100	1,719	1,147	1,197	10,647	7,169	2,115	1,999	9,108	95,846
Fees paid to us (E)	30,064	3,784	2,402	2,199	2,173	1,291	9,595	8,573	1,401	706	4,746	66,934
Other (F)	543	(458)	(118)	(15)	(26)	(16)	(128)	(200)	(2)	14	821	415

FFO recognized by us	$64,215	$24,363	$8,384	$3,903	$3,294	$2,472	$20,114	$15,542	$3,514	$2,719	$14,675	$163,195

Our share of the property fund’s net earnings	11,618	10,997	1,838	606	101	476	6,704	208	659	745	6,577	40,529
Fees paid to us (E)	30,064	3,784	2,402	2,199	2,173	1,291	9,595	8,573	1,401	706	4,746	66,934
Other (F)	2,320	636	197	160	127	103	746	(92)	(2)	15	1,339	5,549

Net earnings recognized by us	$44,002	$15,417	$4,437	$2,965	$2,401	$1,870	$17,045	$8,689	$2,058	$1,466	$12,662	$113,012

	For the Twelve Months Ended December 31, 2004 (B)
EBITDA recognized by us	$77,892	$33,691	$16,240	$6,460	$5,432	$3,914	$19,055	$9,640	$1,648	$1,735	$10,068	$185,775

FFO recognized by us	$54,671	$23,200	$8,598	$4,189	$3,269	$2,501	$15,404	$7,715	$1,432	$1,478	$8,825	$131,282

Net earnings recognized by us	$37,886	$15,971	$4,768	$3,287	$2,452	$1,913	$13,049	$4,968	$816	$813	$7,754	$93,677

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the remaining 80% interest in ProLogis North American Properties Funds II through IV.

(B)	ProLogis North American Properties Funds VI through X began operations on June 30, 2004. We acquired our ownership interests in ProLogis North American Properties Funds XI and XII on August 4, 2004. On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties (see note 21). The net earnings of ProLogis North American Properties Fund XII do not include the gain on sale of the properties to us, as we deferred our portion of the gain by recognizing a reduction in our investment in the acquired assets.

(C)	These fees are paid to us on a current basis.

(D)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(E)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(F)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment E and note 13.
Supplemental Information Page 10a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Property Funds — Balance Sheets as of December 31, 2005
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Properties	Properties
	Fund	LLC	Fund I	Fund II (A)	Fund III (A)	Fund IV (A)	Fund V	Funds VI -X	Fund XI	Fund I	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$3,944,844	$691,761	$378,646	$237,648	$212,744	$143,059	$1,394,530	$1,496,630	$229,374	$1,185,879	$9,915,115

Other assets, net of other liabilities	$3,272	$13,811	$4,642	$4,737	$4,497	$3,865	$11,382	$41,646	$10,597	$(41,406)	$(57,043)

Total assets, before depreciation, net of other liabilities	$3,948,116	$705,572	$383,288	$242,385	$217,241	$146,924	$1,405,912	$1,538,276	$239,971	$1,144,473	$9,972,158

Third party debt	$1,991,185	$329,904	$242,304	$165,000	$150,252	$103,171	$727,300	$906,170	$66,647	$535,077	$5,217,010

Our ownership interest (B)	21.0%	50.0%	41.3%	20.0%	20.0%	20.0%	11.3%	20.0%	20.0%	20.0%	22.1%

Our Share of the Property Funds’ Balances:

Our balance sheet investment (see page 7)	$283,435	$115,743	$33,241	$5,155	$4,650	$2,605	$53,104	$120,614	$33,094	$103,679	$755,320
Add (deduct):
Our share of third party debt	418,149	164,952	100,072	33,000	30,050	20,634	82,185	181,234	13,329	107,015	1,150,620
Our share of depreciation and amortization	59,386	43,362	19,695	4,206	3,574	2,191	6,578	8,410	1,813	3,058	152,273
Gross proceeds not recognized on a cumulative basis (before amortization) (see note 14)	112,126	31,479	9,140	7,336	5,988	4,615	24,392	2,751	—	44,878	242,705
Other (C)	(43,992)	(2,750)	(3,850)	(1,220)	(814)	(660)	(7,391)	(5,354)	(242)	(29,735)	(96,008)

Our share of total assets, before depreciation, net of other liabilities	$829,104	$352,786	$158,298	$48,477	$43,448	$29,385	$158,868	$307,655	$47,994	$228,895	$2,204,910

COMMENTS
(A)	On January 4, 2006, we purchased the remaining 80% interest in ProLogis North American Properties Funds II through IV.

(B)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(C)	Generally consists of: (i) advances to the property fund; (ii) additional basis in the investments that have been recorded directly by us; (iii) adjustments necessary to reflect our share of the retained earnings of the property fund based on our ownership at the time the earnings were recognized for those property funds (applicable when our ownership has varied over time); and (iv) our proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund I (cumulative foreign currency translation adjustments). See note 22.
Supplemental Information Page 11

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,
	Feet	Investment	2005	2004 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	158,338	$7,243,730	93.76%	89.86%
Europe	6,501	439,374	73.23%	50.06%
Asia	1,125	74,878	99.79%	100.00%

Total Direct Investment — Stabilized	165,964	7,757,982	93.00%	88.71%

CDFS Joint Ventures (C):
Asia	1,903	62,919	89.32%	100.00%

Total CDFS joint ventures	1,903	62,919	89.32%	100.00%

Property Funds (C):
ProLogis California LLC	14,211	691,761	97.10%	99.77%
ProLogis North American Properties Fund I	9,406	378,646	93.89%	93.77%
ProLogis North American Properties Fund II	4,477	237,648	96.69%	97.65%
ProLogis North American Properties Fund III	4,381	212,744	96.89%	89.29%
ProLogis North American Properties Fund IV	3,475	143,059	97.29%	97.34%
ProLogis North American Properties Fund V	32,898	1,394,530	98.61%	98.76%
ProLogis North American Properties Fund VI-X	25,397	1,496,630	90.82%	85.04%
ProLogis North American Properties Fund XI	4,315	229,374	97.96%	95.50%
ProLogis European Properties Fund	53,984	3,944,844	96.34%	97.22%
ProLogis Japan Properties Fund I	7,225	1,185,879	100.00%	99.15%

Total Property Funds	159,769	9,915,115	96.11%	95.31%

Total Industrial Stabilized Portfolio	327,636	$17,736,016	94.49%	92.29%
Total Retail Portfolio	779	209,368	99.52%	—
Total Office Portfolio	827	133,284	99.98%	—

Total Stabilized Portfolio	329,242	$18,078,668	94.52%	92.29%

Total Operating Portfolio (D):
Industrial Portfolio:
Direct Investment:
North America	173,251	$7,946,386	89.71%	88.13%
Europe	10,602	678,427	55.76%	43.57%
Asia	1,698	106,093	84.83%	59.72%

Total Direct Investment — Total Portfolio	185,551	8,730,906	87.72%	86.18%

CDFS Joint Ventures (C):
North America	811	19,433	100.00%	—
Asia	2,472	78,012	79.78%	97.77%

Total CDFS joint ventures	3,283	97,445	84.78%	97.77%

Property Funds (C):
ProLogis California LLC	14,211	691,761	97.10%	99.77%
ProLogis North American Properties Fund I	9,406	378,646	93.89%	93.77%
ProLogis North American Properties Fund II	4,477	237,648	96.69%	97.65%
ProLogis North American Properties Fund III	4,381	212,744	96.89%	89.29%
ProLogis North American Properties Fund IV	3,475	143,059	97.29%	97.34%
ProLogis North American Properties Fund V	32,898	1,394,530	98.61%	98.76%
ProLogis North American Properties Fund VI-X	25,397	1,496,630	90.82%	85.04%
ProLogis North American Properties Fund XI	4,315	229,374	97.96%	95.50%
ProLogis European Properties Fund	53,984	3,944,844	96.34%	97.22%
ProLogis Japan Properties Fund I	7,225	1,185,879	100.00%	99.15%

Total Property Funds	159,769	9,915,115	96.11%	95.31%

Total Industrial Portfolio	348,603	$18,743,466	91.54%	91.01%
Total Retail Portfolio	1,112	288,253	92.17%	—
Total Office Portfolio	1,776	254,573	84.11%	—

Total Operating Portfolio	351,491	$19,286,292	91.50%	91.01%

COMMENTS

(A)	The stabilized portfolio at December 31, 2004 consisted of 277,733 square feet and the total operating portfolio at December 31,
2004 consisted of 284,309 square feet, both including CDFS industrial joint ventures.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially leased, generally defined as 93% or greater.

(C)	The investment amount represents the CDFS joint venture’s/property fund’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,
	Feet	Investment	2005	2004 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Industrial operating properties	148,738	$6,859,220	93.96%	90.95%
Retail operating properties	779	209,368	99.52%	—
Office operating properties	827	133,284	99.98%	—
CDFS properties — repositioned acquisitions	4,681	184,754	90.35%	79.00%
CDFS properties — completed developments	4,919	199,756	90.99%	73.58%

Total Direct Investment — North America	159,944	7,586,382	93.82%	89.96%

Property Funds (C)	98,560	4,784,392	95.69%	94.21%

Total North America Stabilized Portfolio	258,504	12,370,774	94.53%	91.78%

Europe:
Direct Investment
Operating properties	838	35,111	100.00%	99.18%
CDFS properties — repositioned acquisitions	920	47,424	69.30%	65.74%
CDFS properties — completed developments	4,743	356,839	69.27%	23.90%

Total Direct Investment — Europe	6,501	439,374	73.23%	50.06%

Property Funds (C)	53,984	3,944,844	96.34%	97.22%

Total Europe Stabilized Portfolio	60,485	4,384,218	93.85%	93.81%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	150	11,598	100.00%	100.00%
CDFS properties — completed developments	975	63,280	99.76%	—

Total Direct Investment — Asia	1,125	74,878	99.79%	100.00%

CDFS joint ventures (C)	1,903	62,919	89.32%	100.00%
Property Funds (C)	7,225	1,185,879	100.00%	99.15%

Total Asia Stabilized Portfolio	10,253	1,323,676	98.00%	99.30%

Total Stabilized Portfolio	329,242	$18,078,668	94.52%	92.29%

Operating Portfolio (D):
North America:
Total North America Stabilized Properties	258,504	$12,370,774	94.53%	91.78%
Prestabilized Properties
Industrial operating properties	6,592	405,231	76.76%	63.33%
Retail operating properties	333	78,885	74.97%	—
Office operating properties	949	121,289	70.30%	—
CDFS properties — repositioned acquisitions	1,252	42,797	10.02%	8.23%
CDFS properties — completed developments	7,069	254,628	25.07%	37.71%
CDFS joint ventures (C)	811	19,433	100.00%	—

Total Prestabilized Properties — North America	17,006	922,263	51.08%	35.50%

Total North America Operating Portfolio	275,510	13,293,037	91.85%	90.76%

Europe:
Total Europe Stabilized Properties	60,485	4,384,218	93.85%	93.81%
Prestabilized Properties
CDFS properties — repositioned acquisitions	240	14,626	50.00%	72.04%
CDFS properties — completed developments	3,861	224,427	26.71%	0.00%

Total Prestabilized Properties — Europe	4,101	239,053	28.08%	22.42%

Total Europe Operating Portfolio	64,586	4,623,271	89.68%	92.26%

Asia:
Total Asia Stabilized Properties	10,253	1,323,676	98.00%	99.30%
Prestabilized Properties
CDFS properties — completed developments	573	31,215	55.44%	55.29%
CDFS joint ventures (C)	569	15,093	47.84%	44.70%

Total Prestabilized Properties — Asia	1,142	46,308	51.65%	55.07%

Total Asia Operating Portfolio	11,395	1,369,984	93.35%	89.21%

Total Operating Portfolio	351,491	$19,286,292	91.50%	91.01%

Comments are on page 12.
Supplemental Information Page 12a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2005 (C)	7,379	$23,194	3.32%
2006	26,820	112,949	16.16%
2007	22,015	94,459	13.51%
2008	25,402	111,548	15.96%
2009	21,004	87,471	12.51%
2010	19,368	85,056	12.17%
2011	10,864	48,598	6.95%
2012	9,175	46,177	6.61%
2013	4,778	22,520	3.22%
2014	5,670	24,701	3.53%
2015	3,919	22,173	3.17%
Thereafter	4,015	20,251	2.89%

Totals	160,409	$699,097	100.00%

Property Funds and CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2005 (C)	5,370	$18,713	2.24%
2006	14,133	62,803	7.51%
2007	15,739	79,378	9.49%
2008	16,316	75,251	8.99%
2009	18,962	97,422	11.64%
2010	14,544	81,541	9.74%
2011	15,230	73,400	8.77%
2012	10,298	60,314	7.21%
2013	9,248	52,629	6.29%
2014	9,062	57,247	6.84%
2015	9,904	64,834	7.75%
Thereafter	15,818	113,224	13.53%

Totals	154,624	$836,756	100.00%

COMMENTS

(A)	Includes the industrial, office and retail operating portfolio. Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of December 31, 2005, the weighted average base rent per square foot is $4.19 (direct investment) and $5.30 (property funds and CDFS industrial joint ventures).

(C)	Amounts for direct investment include 3,337 square feet expiring on December 31, 2005 and 4,042 square feet leased on a month-to-month basis. Amounts for property funds include 1,981 square feet expiring on December 31, 2005 and 3,389 square feet leased on a month-to-month basis.
Supplemental Information Page 13

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent (C)	of Leases

1	Deutsche Post AG (DHL) (D)	3.35%	80
2	TPG N.V. (TNT Automotive)	1.69%	17
3	Home Depot, Inc.	1.46%	15
4	NOL Group (Neptune Orient Lines)	1.34%	19
5	Unilever	1.32%	7
6	NYK Line (Nippon Yusen Kaisha)	1.29%	15
7	Nippon Express Group	1.23%	16
8	Sears Roebuck and Co.	0.88%	14
9	Altria Group, Inc. (Kraft)	0.86%	9
10	ID Logistics France	0.76%	8
11	Procter & Gamble	0.76%	10
12	FM Logistic	0.63%	6
13	FedEx Corporation	0.60%	19
14	Geodis Logistics	0.56%	8
15	Amazon.com, Inc.	0.55%	3
16	Hitachi, Ltd.	0.52%	4
17	Ford Motor Company	0.51%	8
18	Royal Ahold (Koninklijke Ahold NV)	0.50%	6
19	Wal-Mart Stores, Inc.	0.46%	6
20	STS Corporation	0.45%	1
21	Goodyear Tire & Rubber Co.	0.42%	4
22	Brandt Appliances SAS	0.41%	3
23	Anixter International Inc	0.40%	14
24	PSA (Peugeot)	0.40%	8
25	General Electric Company, Inc.	0.40%	15

	Total	21.75%(E)	315

COMMENTS

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and CDFS industrial joint ventures.

(B)	As of December 31, 2005, we (including property funds and CDFS industrial joint ventures) had 314 Focus 500 Customers (targeted users of distribution space). These customers lease (in thousands) 172,453 square feet of distribution space representing 49.5% of the total industrial operating portfolio as of December 31, 2005.

(C)	Percentage is based on the annualized collected base rents as of December 31, 2005.

(D)	During 2005, two of our top 25 customers merged, Deutsche Post AG (DHL) and Exel Logistics.

(E)	The Top 25 customers, when considering only our direct investment properties, represented 18.24% of our total annualized collected base rents as of December 31, 2005.
Supplemental Information Page 13a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
		(in thousands)	(in thousands)		(in thousands)
First Quarter	481	21,318	15,995	$0.96	15,673	-2.0%	75.0%

Second Quarter	490	22,859	18,105	$1.17	17,483	-2.0%	74.3%

Third Quarter	447	22,904	16,842	$1.12	15,513	-0.2%	66.4%

Fourth Quarter	492	27,832	22,743	$1.19	20,808	-1.6%	75.6%

Year to Date	1,910	94,913	73,685	$1.12	69,477	-1.5%	73.0%
Actual Capital Expenditures
For the Twelve Months Ended December 31, 2005
(in thousands, except for percentages)

					Our Ownership
					Percentage for
					the Twelve
	Recurring				Months Ended	Our Share of
	Capital	Tenant	Leasing	Total Capital	December 31,	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	2005	Expenditures

ProLogis	$26,989	$38,460	$15,460	$80,909	100.0%	$80,909
ProLogis European Properties Fund	5,571	3,565	1,118	10,254	21.0%	2,153
ProLogis California LLC	2,659	3,001	3,019	8,679	50.0%	4,340
ProLogis North American Properties Fund I	1,042	1,103	1,623	3,768	41.3%	1,556
ProLogis North American Properties Fund II	540	620	587	1,747	20.0%	349
ProLogis North American Properties Fund III	357	1,521	970	2,848	20.0%	570
ProLogis North American Properties Fund IV	435	473	339	1,247	20.0%	249
ProLogis North American Properties Fund V	1,198	1,897	1,685	4,780	11.3%	540
ProLogis North American Properties Fund VI-X	3,381	1,382	3,123	7,886	20.0%	1,577
ProLogis North American Properties Fund XI	877	1,739	1,038	3,654	20.0%	731
ProLogis North American Properties Fund XII	40	75	932	1,047	(E )	209

	$43,089	$53,836	$29,894	$126,819		$93,183

COMMENTS

(A)	Represents leasing activity for distribution, retail and office space in properties that are directly owned and properties that are owned by the property funds and CDFS industrial joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.

(E)	On September 30, 2005, we acquired the remaining 80% interest in ProLogis North American Properties Fund XII. See note 21.
Supplemental Information Page 14

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage of			Net	Adjusted Net
	Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)
	(in thousands)
First Quarter	227,137	+2.95%	+6.44%	+1.98%	+2.32%	+3.25%	-2.10%

Second Quarter	227,137	+2.79%	+2.11%	+2.98%	+4.07%	+2.35%	-3.80%

Third Quarter	224,979	+2.16%	+6.14%	+1.08%	+1.77%	+1.73%	+1.00%

Fourth Quarter	222,161	+0.57%	+0.75%	+0.52%	+0.89%	+2.35%	+1.30%

Year to Date		+1.98%	+3.92%	+1.46%	+2.08%	+2.22%	-1.50%

COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $507 and $222 for the three months ended December 31, 2005 and 2004, respectively. Net termination fees removed from rental income were $9,152 and $4,066 for the twelve months ended December 31, 2005 and 2004, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $1,960 and $2,769 for the three months ended December 31, 2005 and 2004, respectively. The straight-lined rents removed from rental income were $8,496 and $13,821 for the twelve months ended December 31, 2005 and 2004, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 15

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2005	2005	2005	2005	to Date

Acquisitions From Third Parties:
Operating Properties Acquired into property operations segment (A):
Square feet	—	45,118	—	—	45,118
Total expected investment of assets acquired ($)	—	3,837,826	—	—	3,837,826
Percentage leased at period end	—	91.84%	—	—	91.84%

Operating Properties Acquired into CDFS business segment:
Square feet	2,288	1,029	155	351	3,823
Total expected investment of assets acquired ($)	123,757	60,438	3,545	12,313	200,053
Percentage leased at period end	72.00%	67.91%	100.00%	100.00%	74.67%

Operating Properties Acquired by property funds:
Square feet	943	1,533	322	185	2,983
Total expected investment of assets acquired ($)	65,238	115,310	24,221	15,459	220,228
Percentage leased at period end	100.00%	86.67%	100.00%	95.64%	92.88%

Dispositions:
Direct Dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	2,326	2,454	3,098	4,254	12,132
Net sales proceeds ($)	169,817	339,779	298,954	275,412	1,083,962

Dispositions to Third Parties:
Square feet	635	319	38	—	992
Net sales proceeds ($)	57,305	33,420	6,833	—	97,558

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	—	—	420	—	420
Net sales proceeds ($)	—	—	13,482	—	13,482

Dispositions to Third Parties:
Square feet	—	—	—	123	123
Net sales proceeds ($)	—	—	—	2,935	2,935

Land dispositions:
Net sales proceeds ($)	22,279	32,149	19,954	18,439	92,821

Total CDFS assets (see page 17):
Square feet	2,961	2,773	3,556	4,377	13,667
Net sales proceeds ($)	249,401	405,348	339,223	296,786	1,290,758

Percentage of CDFS proceeds generated by contributions to property funds	68.1%	83.8%	92.1%	92.8%	85.0%

Non-CDFS assets:
Contributions to property funds:
Square feet	152	—	—	—	152
Net sales proceeds ($)	8,810	—	—	—	8,810

Dispositions to Third Parties:
Square feet	2,165	1,787	—	236	4,188
Net sales proceeds ($)	248,709	80,050	—	6,851	335,610

Total all dispositions:
Square feet	5,278	4,560	3,556	4,613	18,007
Net sales proceeds ($)	506,920	485,398	339,223	303,637	1,635,178

Direct Dispositions by property funds:
Square feet	1,003	188	881	124	2,196
Net sales proceeds ($)	46,080	35,214	33,993	10,584	125,871

COMMENT

(A)	Acquisitions of operating properties include the following (in thousands). The amounts related to the Catellus Merger represent our current purchase price allocation (see note 1):

- Catellus industrial portfolio: 205 properties at $2,865,127 and 38,577 square feet

- Catellus office portfolio: 25 properties at $413,373 and 2,107 square feet

- Catellus retail portfolio: 29 properties at $291,069 and 1,117 square feet

- North American Properties Fund XII industrial portfolio: 12 properties at $283,185 and 3,364 square feet
Supplemental Information Page 16

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2005	2005	2005	2005	to Date

Square feet of leases signed on CDFS properties (A)	5,941	3,778	3,855	3,906	17,480
Square feet of leases signed on CDFS properties to repeat customers	2,379	2,523	1,935	1,883	8,720

Percentage to repeat customers	40.0%	66.8%	50.2%	48.2%	49.9%

Cash Proceeds from 2005 CDFS Dispositions/Contributions by Market/Region

	Three Months Ended					Percentage
	December 31,	September 30,	June 30,	March 31,	Year	of Total
	2005	2005	2005	2005	to Date	Proceeds
North America:
Atlanta, Georgia	$—	$—	$48,866	$286	$49,152	3.81%
Austin, Texas	653	—	—	—	653	0.05%
Chicago, Illinois	16,235	—	—	—	16,235	1.26%
Cincinnati, Ohio	4,644	—	—	1,792	6,436	0.50%
Columbus, Ohio	—	—	—	28,399	28,399	2.20%
Dallas/Fort Worth, Texas	2,343	—	6,881	5,275	14,499	1.12%
El Paso, Texas	—	—	—	303	303	0.02%
Houston, Texas	1,695	—	—	646	2,341	0.18%
Kansas City, Kansas	—	2,700	—	—	2,700	0.21%
Los Angeles Basin	—	—	—	54,473	54,473	4.22%
Louisville, Kentucky	—	—	8,594	—	8,594	0.67%
Memphis, Tennessee	—	—	13,482	19,772	33,254	2.58%
Monterrey, Mexico	11,704	—	6,000	—	17,704	1.37%
Reno, Nevada	—	—	8,035	—	8,035	0.62%
Salt Lake City, Utah	—	—	589	6,134	6,723	0.52%
San Antonio, Texas	747	—	—	—	747	0.06%
San Francisco (Central Valley), CA	4,097	—	—	—	4,097	0.32%
San Francisco, CA	13,883	—	—	—	13,883	1.08%
Tampa, Florida	—	15,327	—	—	15,327	1.19%
Tijuana, Mexico	7,537	—	—	11,280	18,817	1.46%
Washington D.C./Baltimore, Maryland	—	—	—	7,000	7,000	0.54%

	63,538	18,027	92,447	135,360	309,372	23.98%

Europe:
France (South)	40,845	17,490	—	—	58,335	4.52%
Germany (South)	20,515	17,453	—	6,790	44,758	3.47%
Hungary (Budapest)	—	19,191	—	—	19,191	1.49%
Italy (Milan)	16,275	—	—	—	16,275	1.26%
Poland (South)	—	—	—	2,936	2,936	0.23%
Poland (Warsaw)	—	13,547	—	—	13,547	1.05%
Czech Republic (Prague)	—	10,228	—	—	10,228	0.79%
Netherlands (Rotterdam)	16,153	2,744	—	—	18,897	1.46%
Spain (Madrid)	13,613	—	—	31,886	45,499	3.52%
Sweden (Stockholm)	—	28,429	—	17,860	46,289	3.59%
United Kingdom (East Midlands)	12,965	—	10,433	16,777	40,175	3.11%
United Kingdom (London and Southeast)	29,814	44,796	7,730	13,181	95,521	7.40%
United Kingdom (West Midlands)	35,683	—	—	4,023	39,706	3.08%

	185,863	153,878	18,163	93,453	451,357	34.97%

Asia:
Japan (Tokyo)	—	233,443	—	67,973	301,416	23.34%
Japan (Osaka)	—	—	228,613	—	228,613	17.71%

	—	233,443	228,613	67,973	530,029	41.05%

Net sales proceeds on 2005 transactions before deferrals and recapture	249,401	405,348	339,223	296,786	1,290,758	100.00%

Less: amounts not recognized (B)	(10,713)	(16,403)	(14,396)	(11,258)	(52,770)
Add: ownership percentage recapture (C)	2,962	—	—	—	2,962

Total CDFS disposition revenue	$241,650	$388,945	$324,827	$285,528	$1,240,950

COMMENTS

(A)	Represents leases of unleased space in completed industrial distribution developments or repositioned acquisitions signed during the period, including CDFS industrial joint ventures.

(B)	When we contribute properties to a property fund in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 13 and 14.

(C)	We recognized previously deferred proceeds due to a decrease in our ownership in the related property funds.
Supplemental Information Page 17

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	December 31, 2005
	Square
	Feet	Investment (A)	Leased
Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	5,933	$227,551	73.40%
CDFS properties — completed developments	11,988	454,384	52.12%

Total CDFS Operating Properties — North America	17,921	681,935	59.17%

Europe:
CDFS properties — repositioned acquisitions	1,160	62,050	65.30%
CDFS properties — completed developments	8,604	581,266	50.17%

Total CDFS Operating Properties — Europe	9,764	643,316	51.97%

Asia:
CDFS properties — repositioned acquisitions	150	11,598	100.00%
CDFS properties — completed developments	1,548	94,495	83.36%

Total CDFS Operating Properties — Asia	1,698	106,093	84.83%

Total Acquired and Developed Properties (see page 12a)	29,383	1,431,344	58.26%

Properties Under Development — Direct Owned (B):
North America	8,886	362,995	27.92%
Europe	7,447	622,571	16.31%
Asia	6,914	776,650	60.02%

Total Properties Under Development (see page 18)	23,247	1,762,216	33.75%

Total CDFS Asset Pipeline — Direct Owned	52,630	$3,193,560	47.43%

Completed Properties — CDFS Joint Ventures (C):
North America	811	$9,717	100.00%
Asia	2,472	39,006	79.78%

Total Completed Properties — CDFS Joint Ventures	3,283	$48,723	84.78%

Properties Under Development — CDFS Joint Ventures (C):
North America	501	$8,306	—
Asia	1,925	30,215	—

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	2,426	$38,521	—

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,709	$87,244	48.76%

Total CDFS Asset Pipeline (D)	58,339	$3,280,804	47.56%

CDFS Assets By Geographic Area (B)

	December 31, 2005
	Square
	Feet	Investment (A)	Leased
North America	28,119	$1,062,953	49.41%
Europe	17,211	1,265,887	36.54%
Asia	13,009	951,964	58.13%

Total CDFS Asset Pipeline (D)	58,339	$3,280,804	47.56%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes only industrial distribution properties.

(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	Annual	December 31,	September 30,	June 30,	March 31,
	2005	2005	2005	2005	2005

Development Starts:
North America:
Square feet	11,025	272	2,495	4,342	3,916
Total expected investment ($)	455,476	17,068	82,567	183,136	172,705
Cost per square foot ($)	41.31	62.75	33.09	42.18	44.10
Europe:
Square feet	11,777	1,798	2,047	5,311	2,621
Total expected investment ($)	913,518	108,061	154,413	459,954	191,090
Cost per square foot ($)	77.57	60.10	75.43	86.60	72.91
Asia:
Square feet	6,297	3,066	430	688	2,113
Total expected investment ($)	690,016	239,597	11,226	70,769	368,424
Cost per square foot ($)	109.58	78.15	26.11	102.86	174.36
Total:
Square feet	29,099	5,136	4,972	10,341	8,650
Total expected investment ($)	2,059,010	364,726	248,206	713,859	732,219
Cost per square foot ($)	70.76	71.01	49.92	69.03	84.65

Development Completions:
North America:
Square feet	10,453	3,756	3,380	2,918	399
Total expected investment ($)	418,827	144,573	161,228	96,824	16,202
Cost per square foot ($)	40.07	38.49	47.70	33.18	40.61
Leased percentage at completion (B)	39.01%	34.78%	29.54%	49.67%	82.59%
Leased percentage as of 12/31/05	47.12%	34.78%	38.97%	65.18%	100.00%
Europe:
Square feet	9,909	3,770	1,915	3,213	1,011
Total expected investment ($)	692,974	241,238	113,748	248,978	89,010
Cost per square foot ($)	69.93	63.99	59.40	77.49	88.04
Leased percentage at completion (B)	61.85%	59.14%	53.29%	74.39%	48.31%
Leased percentage as of 12/31/05	71.46%	59.14%	72.50%	75.89%	100.00%
Asia:
Square feet	3,198	163	634	1,552	849
Total expected investment ($)	318,094	5,247	54,304	185,136	73,407
Cost per square foot ($)	99.47	32.19	85.65	119.29	86.46
Leased percentage at completion (B)	84.98%	0.00%	100.00%	86.71%	86.92%
Leased percentage as of 12/31/05	91.95%	0.00%	100.00%	99.84%	89.74%
Total:
Square feet	23,560	7,689	5,929	7,683	2,259
Total expected investment ($)	1,429,895	391,058	329,280	530,938	178,619
Cost per square foot ($)	60.69	50.86	55.54	69.11	79.07
Leased percentage at completion (B)	54.86%	45.91%	44.74%	67.49%	68.87%
Leased percentage as of 12/31/05	63.44%	45.91%	56.33%	76.60%	97.56%

Under Development as of End of Period:
North America:
Square feet		8,886	12,460	10,679	9,250
Total expected investment ($)		362,995	495,900	471,031	384,719
Cost per square foot ($)		40.85	39.80	44.11	41.59
Leased percentage as of 12/31/05		27.92%	—	—	—
Europe:
Square feet		7,447	9,848	9,452	7,308
Total expected investment ($)		622,571	822,876	750,096	610,772
Cost per square foot ($)		83.60	83.56	79.36	83.58
Leased percentage as of 12/31/05		16.31%	—	—	—
Asia:
Square feet		6,914	4,125	4,118	5,189
Total expected investment ($)		776,650	542,278	585,355	699,668
Cost per square foot ($)		112.33	131.46	142.15	134.84
Leased percentage as of 12/31/05		60.02%	—	—	—
Total:
Square feet		23,247	26,433	24,249	21,747
Total expected investment ($)		1,762,216	1,861,054	1,806,482	1,695,159
Cost per square foot ($)		75.80	70.41	74.50	77.95
Leased percentage as of 12/31/05		33.75%	—	—	—

Construction in Progress (C):
North America ($)		196,805	214,048	202,653	184,875
Europe ($)		348,253	428,806	322,028	324,862
Asia ($)		339,287	226,848	223,661	308,534

Total Construction in Progress ($)		884,345	869,702	748,342	818,271

COMMENTS

(A)	Includes only industrial distribution properties.

(B)	Represents the direct owned leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Development Summary — CDFS Industrial Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	Annual	December 31,	September 30,	June 30,	March 31,
	2005	2005	2005	2005	2005

Development Starts:
North America (B):
Square feet	501	—	—	501	—
Total expected investment ($)	16,612	—	—	16,612	—
Cost per square foot ($)	33.16	—	—	33.16	—
Asia (C):
Square feet	2,599	—	1,925	—	674
Total expected investment ($)	78,644	—	60,430	—	18,214
Cost per square foot ($)	30.26	—	31.39	—	27.02
Total:
Square feet	3,100	—	1,925	501	674
Total expected investment ($)	95,256	—	60,430	16,612	18,214
Cost per square foot ($)	30.73	—	31.39	33.16	27.02

Development Completions:
North America (B):
Square feet	811	—	811	—	—
Total expected investment ($)	22,730	—	22,730	—	—
Cost per square foot ($)	28.03	—	28.03	—	—
Leased percentage at completion (D)	0.00%	—	0.00%	—	—
Leased percentage as of 12/31/05	100.00%	—	100.00%	—	—
Asia (C):
Square feet	860	—	677	183	—
Total expected investment ($)	26,355	—	18,583	7,772	—
Cost per square foot ($)	30.65	—	27.45	42.47	—
Leased percentage at completion (D)	52.93%	—	59.69%	27.92%	—
Leased percentage as of 12/31/05	65.25%	—	72.46%	40.00%	—
Total:
Square feet	1,671	—	1,488	183	—
Total expected investment ($)	49,085	—	41,313	7,772	—
Cost per square foot ($)	29.37	—	27.76	42.47	—
Leased percentage at completion (D)	27.24%	—	27.14%	27.92%	—
Leased percentage as of 12/31/05	82.12%	—	87.47%	40.00%	—

Under Development as of End of Period:
North America (B):
Square feet		501	501	1,312	811
Total expected investment ($)		16,612	16,612	39,342	22,730
Cost per square foot ($)		33.16	33.16	29.99	28.02
Leased percentage as of 12/31/05		0.00%	—	—	—
Asia (C):
Square feet		1,925	1,925	674	857
Total expected investment ($)		60,430	60,430	18,214	25,986
Cost per square foot ($)		31.39	31.39	27.02	30.32
Leased percentage as of 12/31/05		0.00%	—	—	—
Total:
Square feet		2,426	2,426	1,986	1,668
Total expected investment ($)		77,042	77,042	57,556	48,716
Cost per square foot ($)		31.76	31.76	28.98	29.21
Leased percentage as of 12/31/05		0.00%	—	—	—
COMMENTS

(A)	Includes only industrial distribution properties owned by CDFS joint ventures.

(B)	Represents 100% of the development activity of our CDFS industrial joint ventures operating in North America, in which we have an average ownership interest of 50%.

(C)	Represents 100% of the activity in our CDFS industrial joint ventures operating in China, in which we have a weighted average ownership interest of 50%.

(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of December 31, 2005

		Principal Maturities
		of Direct Debt
		(senior notes and fixed
Principal Outstanding — Direct Debt		rate secured debt)

Direct Debt:
Senior notes:
7.05% Notes due 2006	$250,000	2006	$353,247
7.25% Notes due 2007	135,000	2007	367,276
7.95% Notes due 2008	75,000	2008	753,525
7.10% Notes due 2008	250,000	2009	115,302
8.72% Notes due 2009	75,000	2010	558,948
7.875% Notes due 2009	37,500	2011	467,264
7.30% Notes due 2009	25,000	2012	248,275
5.25% Notes due 2010 (A)	500,000	2013	407,855
4.375% Euro Notes due 2011	418,425	2014	49,131
5.50% Notes due 2013	300,000	2015	555,361
7.81% Notes due 2015	100,000	Thereafter	451,886
9.34% Notes due 2015	50,000	Add: premium, net	75,191

5.625% Notes due 2015 (A)	400,000		$4,403,261

8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(6,250)

Total senior notes	2,759,675

Fixed rate secured debt (B)	1,643,586
Assessment bonds	34,565

	1,678,151

Subtotal	4,437,826

Bridge financing (C)	390,000
Lines of credit (see page 20)	1,850,054

Total direct debt	6,677,880

Our share of third party debt of unconsolidated investees:
Property funds (see page 11)	1,150,620
CDFS joint ventures	28,711
Other unconsolidated investees	44,344

	1,223,675

Total	$7,901,555

Market Capitalization as of December 31, 2005

		Market
	Shares	Price at
	or Equivalents	December 31,	Market Value
	Outstanding	2005	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$56.00	$112,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$24.79	123,950
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$24.70	123,500

	12,000		359,450

Common Shares	243,765	$46.72	11,388,701
Convertible limited partnership units (5,537 units)	5,539	$46.72	258,782

	249,304		11,647,483

Total equity			12,006,933
Total debt (including our share of third party debt of unconsolidated investees)			7,901,555

Total market capitalization (including our share of third party debt of unconsolidated investees)			$19,908,488

COMMENTS
(A)	On November 2, 2005, in a private placement, we issued $900 million of senior notes ($500 million at 5.25% due November 2010 and $400 million at 5.625% due November 2015).

(B)	Includes debt assumed in connection with the Catellus Merger on September 15, 2005 of approximately $1.2 billion at a weighted average effective interest rate of 4.92% and $84 million of premium after adjustment to fair value (see note 1).

(C)	Represents bridge financing obtained in connection with the Catellus Merger. The facility bears interest at a rate per annum equal to the London Interbank Offered Rate (LIBOR) plus a margin of 0.475% (4.864% at December 31, 2005) and matures on September 14, 2006.
Supplemental Information Page 19

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	December 31,	Remaining		Average
	Commitment	2005	Capacity		Interest Rate (A)

Global Line (B)	$2,545,788	$1,850,054	$695,734	(D)	2.94%
Other (C)	44,069	—	44,069	(E)	—

	$2,589,857	$1,850,054	$739,803		2.94%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Revolving lines of credit	27.85%	2.94%	n/a
Bridge financing (see page 19)	5.87%	4.86%	n/a
Senior notes	41.54%	6.16%	5.8	years
Secured debt	24.74%	6.50%	6.8	years

Totals (G)	100.00%	5.27%	6.2	years
Financial Ratios

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Interest coverage ratio (H)	4.4	4.3
Fixed charge coverage ratio (I)	3.9	3.7
Total debt to total book assets (including our share of unconsolidated investees) (see pages 1 and 19)	53.1%	51.1%
Total debt to total market capitalization (including our share of unconsolidated investees) (see page 19)	39.7%	34.4%
COMMENTS
(A)	Represents the weighted average base interest rates on borrowings that were outstanding at December 31, 2005.

(B)	On October 6, 2005, we closed a $2.6 billion global senior credit facility (“Global Line”) through a syndicate of 35 banks. The Global Line replaced most of our credit facilities that were previously outstanding. The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. The commitments for $40 million of borrowings in Chinese renminbi have been received but the facilities are not yet available pending the completion of certain conditions. Based on our public debt ratings, interest on the borrowings under the Global Line accrue at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line has a four-year maturity with a 12-month extension at our option for all currencies except the renminbi, which matures in February 2009.

(C)	This facility represents a total commitment of 25 million British pound sterling that was not replaced with the Global Line.

(D)	The remaining capacity available has been reduced by letters of credit outstanding with the lending banks aggregating $55 million at December 31, 2005.

(E)	The remaining capacity available has been reduced by letters of credit outstanding with the lending banks aggregating $43 million at December 31, 2005.

(F)	Calculated through final maturity for debt outstanding at December 31, 2005.

(G)	Total direct debt excluding assessment bonds.

(H)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
Fourth Quarter 2005
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and CDFS Industrial Joint Ventures

North America	%	%

Europe	%

United States
Atlanta	4.24
Austin	0.62
Central Valley (California)	1.64
Charlotte	1.71
Chattanooga	0.31
Chicago	5.41
Cincinnati	2.26
Columbus	3.18
Dallas/Fort Worth	6.07
Denver	1.99
El Paso	1.07
Ft. Lauderdale/Miami	1.43
Greenville	0.77
Houston	2.84
I-81 Corridor (E. Pennsylvania)	3.97
Indianapolis	2.81
Las Vegas	0.71
Los Angeles Basin	10.73
Louisville	1.21
Memphis	2.86
Nashville	1.53
New Jersey	5.33
Orlando	0.79
Other non-target	0.12
Phoenix	1.03
Portland	0.80
Reno	1.14
Salt Lake City	0.64
San Antonio	1.73
San Diego	0.05
San Francisco-East Bay	1.59
San Francisco-South Bay	1.63
Seattle	0.33
St. Louis	0.82
Tampa	1.06
Washington D.C./Baltimore	1.95

Total United States	76.37

Mexico
Juarez	0.39
Monterrey	0.48
Reynosa	0.72
Tijuana	0.41

Total Mexico	2.00

Total North America	78.37%

Belgium	0.13
Czech Republic	0.50
France	6.89
Germany	1.08
Hungary	0.61
Italy	1.65
Netherlands	1.53
Poland	1.73
Spain	0.87
Sweden	0.34
United Kingdom	3.07

Total Europe	18.40%

Asia	%

China	0.89
Japan	2.30
Singapore	0.04

Total Asia	3.23%

Supplemental Information Page 21